UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 11, 2007

GAINSCO, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-09828	75-1617013
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3333 Lee Parkway, Suite 1200, Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 629-4301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01.                  Other Events.

GAINSCO, INC. (the “Company”) previously disclosed in Item 1A (“Risk Factors”) of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 that it was confronting uncertainties and risks associated with the possibility that the Florida legislature would allow the Florida Motor Vehicle No-Fault Law (the “Florida No-Fault Law”) to sunset on October 1, 2007. On October 2, 2007, the Company filed a Report on Form 8-K reporting that this law had been allowed to sunset.

On October 11, 2007, the Governor of the State of Florida signed legislation reinstating the requirement that Florida motorists maintain personal injury protection coverage (“PIP”), effective January 1, 2008. The new law also makes various changes in the requirements applicable to such policies, which the Company is analyzing.

The Company prepared and is currently marketing policies offering alternative coverages to PIP in response to the sunset of the Florida No-Fault Law that occurred on October 1, and it is now reviewing the new law reinstating the requirement to maintain PIP coverage and preparing for the reinstatement of mandatory PIP coverage. There are substantial operational, actuarial and information technology challenges and uncertainties affecting the Company as it seeks to implement and control the changes required by these events and to monitor the potential effects of such changes on the competitive environment in the Florida nonstandard personal automobile insurance market. Failure by the Company to respond adequately to and manage the risks associated with these uncertainties could have a material adverse effect on the Company’s results of operations and financial condition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAINSCO, INC.

Date: October 12, 2007	/s/ Glenn W. Anderson
Glenn W. Anderson
President and Chief Executive Officer